UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 24, 2010, the Board of Directors of DTE Energy Company (the “Company”) elected one new director, David A. Brandon, Director of Intercollegiate Athletics at the University of Michigan, effective immediately. Mr. Brandon fills a vacancy created by an increase in the size of the Board from 14 to 15 directors. The Board of Directors also appointed Mr. Brandon to the Finance Committee. The Board of Directors determined Mr. Brandon is an independent director under New York Stock Exchange listing standards and the Company’s Categorical Standards for Director Independence. There is no arrangement between Mr. Brandon and any person pursuant to which he was selected as a director. Mr. Brandon is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Mr. Brandon received 1,000 shares of restricted stock upon his election as a director pursuant to the Company’s 2006 Long Term Incentive Plan. The shares vest three years from the effective date of the grant and the recipient is not required to pay any consideration. Mr. Brandon will also participate in the Company’s other compensation and benefit programs for non-employee directors which are described on pages 16-17 of the Company’s 2010 Notice of Annual Meeting of Shareholders and Proxy Statement which was filed with the Securities and Exchange Commission on March 29, 2010.

A copy of the Company’s press release announcing Mr. Brandon’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of DTE Energy Company dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010

DTE ENERGY COMPANY
(Registrant)

/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of DTE Energy Company dated June 25, 2010.